Exhibit 10.2

FIRST AMENDMENT TO THE

ALPHATEC HOLDINGS, INC.

2016 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective June 15, 2017)

This First Amendment (this “Amendment”) to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan as amended and restated effective June 15, 2017 (the “Plan”) is made and adopted by Alphatec Holdings, Inc. (the “Company”), a corporation organized under the laws of State of Delaware. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

1.	Section 3(a) of the Plan is hereby amended to read as follows:

“(a) Subject to Paragraph 25, the number of Shares which may be issued from time to time pursuant to this Plan shall be 6,083,333 shares of Common Stock.”

2.	Section 31 of the Plan, which contained a typographical error in setting forth the year in which the Plan shall terminate, is hereby amended to read as follows:

“This amended and restated Plan will terminate on April 24, 2027, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.”

3.	This Amendment is effective as of May 17, 2018.

4.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

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I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Company on March 30, 2018.

ALPHATEC HOLDINGS, INC.

By:	/s/ Craig E. Hunsaker
Name:	Craig E. Hunsaker
Its:	Corporate Secretary